EXHIBIT 99.1

j2 Global Reports Q2 2014 Results

Achieves Record Quarterly Revenues; 12.0% Growth in Cloud Service Revenues
vs. Q2 2013; 17.2% Growth in Digital Media Revenues vs. Q2 2013

Increases Dividend for Twelfth Consecutive Quarter to $0.2775 per Share

LOS ANGELES --- j2 Global, Inc. (NASDAQ-GS:JCOM) today reported financial results for the second quarter ended June 30, 2014 and announced that its Board of Directors has declared a quarterly cash dividend of $0.2775 per share, j2’s twelfth consecutive quarterly dividend increase.

SECOND QUARTER 2014 RESULTS

Business Cloud Services revenues(1) increased 12.0% to a record $105.3 million compared to $94.0 million for Q2 2013.  Digital Media revenues increased 17.2% to a record $38.2 million compared to $32.6 for Q2 2013. Intellectual Property (IP) Licensing revenues decreased to $1.2 million from $14.7 million for Q2 2013, due primarily to the Company securing a $27 million license agreement in Q3 2013 that increased revenues that quarter by $12.6 million from past damages (the “Q2 2013 License Agreement”).(2)

Consolidated revenues for the quarter increased 2.3% to a record $144.7 million compared to $141.4 million in Q2 2013. Adjusted Non-GAAP revenues for the quarter increased 14.4% to $145.7 million compared to $127.4 million in Q2 2013.(3)

Earnings per diluted share(4) for the quarter decreased (5.2)% to $0.73 compared to $0.77 for Q2 2013, due primarily to approximately $0.17 from the Q2 2013 License Agreement.  Adjusted Non-GAAP earnings per diluted share(4)(5) for the quarter increased 10.5% to $0.84 compared to $0.76 for Q2 2013.

EBITDA(6) for the quarter increased 18.4% to $63.7 million compared to $53.8 million for Q2 2013.

Free cash flow(7) for the quarter increased 38% to $54.1 million compared to $39.2 million for Q2 2013.

j2 ended the quarter with $708.5 million in cash and investments after issuing convertible senior notes with net proceeds of $391.4 million and deploying $53.5 million for acquisitions during the quarter and j2’s regular quarterly dividend payment.

Key GAAP financial results for Q2 2014 versus Q2 2013 are set forth in the following table (in millions, except per share).

	Q2 2014	Q2 2013	% Change
Revenues
Cloud Services	$105.3 million	$94.0 million	12.0%
Digital Media	$38.2 million	$32.6 million	17.2%
IP Licensing	$1.2 million	$14.7 million	(91.8)%
Total:	$144.7 million	$141.4 million	2.3%
Earnings per Diluted Share (4)	$0.73	$0.77	(5.2)%

Key Adjusted Non-GAAP financial results for Q2 2014 versus Q2 2013 are set forth in the following table (in millions, except per share). Reconciliations of revenues, earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q2 2014	Q2 2013	% Change
Adjusted Non-GAAP Revenues
Cloud Services	$106.3 million	$94.0 million	13.1%
Digital Media	$38.2 million	$31.2 million	22.4%
IP Licensing	$1.2 million	$2.2 million	(45.5)%
Total:	$145.7	$127.4	14.4%
Adjusted Non-GAAP Earnings per Diluted Share (4) (5)	$0.84	$0.76	10.5%
EBITDA (6)	$63.7 million	$53.8 million	18.4%
Free Cash Flow (7)	$54.1 million	$39.2 million	38%

“This was a great quarter,” said Hemi Zucker, j2’s CEO.  “We grew our Digital Media revenues(3) by 22.4% and our Cloud Services revenues(3) by 13.1%, each versus Q2 2013.  We made significant progress on several key strategic priorities, including further reducing our churn rate and continuing to increase our non-fax business – which now comprises more than 52% of our revenues – while simultaneously growing our fax business.  In addition, our cost containment in our Cloud Services and Digital Media businesses allowed us to flow through more than 50% of incremental revenues in those businesses to EBITDA.  With more than $700 million in cash and investments on hand, we are in a strong position.”

BUSINESS OUTLOOK

j2 is reaffirming its previously announced fiscal 2014 revenues estimate of between $580 and $600 million.

In Q2 2014, j2 issued $402.5 million in convertible senior notes, which will adversely impact 2014 earnings per diluted share by approximately $0.10.  Notwithstanding this impact, j2 is reaffirming its previously announced fiscal 2014 Adjusted Non-GAAP earnings per diluted share estimate of between $3.23 and $3.47.

Adjusted Non-GAAP earnings per diluted share for 2014 excludes share-based compensation of between $10 and $12 million, amortization of acquired intangibles and the impact of any currently unanticipated items, and adds back $1.5 million to reflect the impact of the fair value adjustment to deferred revenues purchased in the Livedrive acquisition, in each case net of tax.

It is anticipated that the Adjusted Non-GAAP tax rate for 2014 will be between 27% and 29%.

DIVIDEND

j2’s Board of Directors has approved a cash dividend of $0.2775 per common share, a 12.1% increase versus the dividend paid in Q3 2013.  This is j2’s twelfth consecutive quarterly dividend increase since its first quarterly dividend in September 2011.  The dividend will be paid on September 2, 2014 to all shareholders of record as of the close of business on August 18, 2014.  Future dividends will be subject to Board approval.

Notes:

(1)	Defined as Business Cloud Services segment revenues less IP Licensing revenues.

(2)
For more information on the Q2 2013 License Agreement please refer to j2’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2013. For Q2 2013, approximately $0.3 million of non-patent, licensing revenues have been reclassified to Cloud Services revenue.

(3)
For Q2 2014, Adjusted Non-GAAP revenues adds back to Cloud Services revenues the approximate $1.5 million fair value adjustment to deferred revenues purchased in the Livedrive acquisition.  For Q2 2013, Adjusted Non-GAAP revenues excludes $12.6 million of Business Cloud Services segment revenues from the Q2 2013 License Agreement (see Note 2), and $1.3 million of Digital Media revenues from certain acquisition and related exit costs.

(4)
The estimated GAAP effective tax rates were approximately 10.9% for Q2 2014 and 24.7% for Q2 2013. The estimated Adjusted Non-GAAP effective tax rates were approximately 27.1% for Q2 2014 and 24.2% for Q2 2013.

(5)
For Q2 2014, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, amortization of acquired intangibles and additional tax expense (benefit) from prior years, and adds back the impact of the fair value adjustment to deferred revenues purchased in the Livedrive acquisition, in each case net of tax, totaling $0.12. For Q2 2013, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, amortization of acquired intangibles and earnings attributable to the Q2 2013 License Agreement, in each case net of tax, totaling $(0.01). Adjusted Non-GAAP earnings per diluted share amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(6)
EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted Non-GAAP EPS referred to in Note (5) above. EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(7)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow for Q2 2013 excludes $27 million received under the Q2 2013 License Agreement. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global
j2 Global, Inc. (NASDAQ:JCOM) provides Internet services through two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax®, eVoice®, FuseMail®, Campaigner®, KeepItSafe®, Livedrive® and Onebox®, and operates a messaging network spanning 50 countries on six continents. The Digital Media Division offers technology, gaming and lifestyle content through its digital properties, which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. The Digital Media Division also operates NetShelter® Powered by BuyerBase®, an advanced digital ad targeting platform, and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2013, j2 had achieved 18 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in the “Business Outlook” portion regarding the Company’s expected fiscal 2014 financial performance.  These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and uncertainties include, among other items: ability to successfully diversify and grow our business, including both the Business Cloud Services and Digital Media Divisions; ability to identify, close and successfully integrate acquisitions; risks of geographic expansion; risks that markets we choose to enter fail to achieve desired levels of growth and profitability prospects; subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding messaging and communications, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2, refer to the 2013 Annual Report on Form 10-K filed by j2 on March 3, 2014, and the other reports filed by j2 from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in the “Business Outlook” portion regarding the Company’s expected fiscal 2014 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

Contact:
j2 Global, Inc.
Laura Hinson
800-577-1790
press@j2.com

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	JUNE 30,	DECEMBER 31,
	2014	2013

ASSETS
Cash and cash equivalents	$591,881	$207,801
Short-term investments	61,687	90,789
Accounts receivable,
net of allowances of $3,937 and $4,105, respectively	70,830	67,245
Prepaid expenses and other current assets	33,841	20,064
Deferred income taxes	3,232	3,126
Total current assets	761,471	389,025

Long-term investments	54,934	47,351
Property and equipment, net	40,662	31,200
Goodwill	514,539	457,422
Other purchased intangibles, net	254,833	223,533
Deferred income taxes	—	1,845
Other assets	13,378	3,413

TOTAL ASSETS	$1,639,817	$1,153,789

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$65,586	$69,570
Income taxes payable	4,727	1,569
Deferred revenue	57,315	36,326
Liability for uncertain tax positions	—	5,535
Deferred income taxes	1,683	1,892
Other current liabilities	909	—
Total current liabilities	130,220	114,892

Long-term debt	589,603	245,670
Liability for uncertain tax positions	42,650	38,329
Deferred income taxes	66,095	35,833
Deferred revenue	11,742	11,189
Other long-term liabilities	5,915	1,458
Total liabilities	846,225	447,371

Commitments and contingencies	—	—

Stockholders' Equity:
Preferred stock	—	—
Common stock	468	461
Additional paid-in capital	266,122	216,872
Retained earnings	520,351	484,850
Accumulated other comprehensive income	6,651	4,235
Total stockholders' equity	793,592	706,418

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,639,817	$1,153,789

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,			SIX MONTHS ENDED JUNE 30,
	2014		2013	2014		2013

Cloud Service Revenue	$105,340		$94,036	$204,241		$184,054
Digitial Media Revenue	38,221	(1)	32,592 (1)	71,515	(1)	55,471 (1)
IP Licensing Revenue	1,183		14,733	3,112		15,453

Revenues	144,744		141,361	278,868		254,978

Cost of revenues (including share-based compensation of $27 and $181 for the three and six months of 2014, respectively, and $205 and $419 for the three and six months of 2013, respectively)	25,559		22,679	48,947		42,914
Gross profit	119,185		118,682	229,921		212,064

Operating expenses:
Sales and marketing (including share-based compensation of $426 and $917 for the three and six months of 2014, respectively, and $432 and $850 for the three and six months of 2013, respectively)	35,329		35,213	68,288		64,851
Research, development and engineering (including share-based compensation of $222 and $362 for the three and six months of 2014, respectively, and $102 and $208 for the three and six months of 2013, respectively)	7,601		6,388	14,814		13,134
General and administrative (including share-based compensation of $1,288 and $2,888 for the three and six months of 2014, respectively, and $1,596 and $3,206 for the three and six months of 2013, respectively)	31,418		24,474	60,397		48,485

Total operating expenses	74,348		66,075	143,499		126,470

Income from operations	44,837		52,607	86,422		85,594
Interest expense (income), net	5,682		4,859	10,630		9,736
Other expense (income), net	(186)		(42)	(505)		(203)
Income before income taxes	39,341		47,790	76,297		76,061
Income tax expense	4,292		11,823	12,483		17,323
Net income	35,049		35,967	63,814		58,738
Less net loss attributable to noncontrolling interest	—		(73)	—		(224)
Net income attributable to j2 Global, Inc. common shareholders	$35,049		$36,040	$63,814		$58,962

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.73		$0.78	$1.34		$1.28

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.73		$0.77	$1.33		$1.26

Basic weighted average shares outstanding	46,745,596		45,428,230	46,556,428		45,294,925

Diluted weighted average shares outstanding	47,067,767		46,018,245	46,911,574		45,881,465

(1)  Amount excludes inter-segment revenue between Business Cloud and Digital Media

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	SIX MONTHS ENDED JUNE 30,
	2014	2013

Cash flows from operating activities:
Net income	$63,814	$58,738
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	28,455	18,241
Accretion and amortization of discount and premium on investments	654	820
Amortization of financing costs and discounts	641	300
Share-based compensation	4,347	4,683
Excess tax benefit from share-based compensation	(4,803)	(1,581)
Provision for doubtful accounts	1,810	1,279
Deferred income taxes	(780)	(542)
Decrease (increase) in:
Accounts receivable	5,691	2,886
Prepaid expenses and other current assets	(3,151)	929
Other assets	(3)	487
(Decrease) increase in:
Accounts payable and accrued expenses	(3,616)	4,998
Income taxes payable	(320)	212
Deferred revenue	364	14,049
Liability for uncertain tax positions	(1,213)	3,512
Other liabilities	(84)	10
Net cash provided by operating activities	91,806	109,021

Cash flows from investing activities:
Maturity of certificate of deposit	14,520	31,120
Purchase of certificates of deposit	—	(13,861)
Sales of available-for-sale investments	51,929	67,261
Purchases of available-for-sale investments	(45,043)	(91,729)
Purchases of property and equipment	(4,023)	(5,989)
Purchases of intangible assets	(3,899)	(1,261)
Acquisition of business	(79,546)	(81,150)
Net cash used in investing activities	(66,062)	(95,609)

Cash flows from financing activities:
Issuance of long term debt	402,500	—
Debt issuance costs	(11,069)	(47)
Repurchases of stock	(4,733)	(2,266)
Issuance of stock, net of costs	5,316	6,630
Excess tax benefit from share-based compensation	4,803	1,581
Dividends paid	(25,302)	(21,762)
Acquisition of business	(13,473)	—
Other	(163)	—
Net cash provided by (used in) financing activities	357,879	(15,864)

Effect of exchange rate changes on cash and cash equivalents	457	(1,302)

Net increase (decrease) in cash and cash equivalents	384,080	(3,754)
Cash and cash equivalents at beginning of period	207,801	218,680
Cash and cash equivalents at end of period	$591,881	$214,926

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2014 AND 2013
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Adjusted non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs and the impact of fair value adjustments to deferred revenue purchased in the Livedrive acquisition; (3) elimination of amortization of patents and intangible assets that we acquired; (4) elimination of additional income tax benefit from prior years; (5) elimination of revenue associated with past damages under a single $27 million license agreement; and (6) elimination of income tax provision associated with share-based compensation and the associated payroll tax expense, certain acquisition-related integration costs and fair value adjustments to deferred revenue, amortization of patents and intangible assets that we acquired, additional income tax benefit from prior years and revenue associated with past damages under a single $27 million license agreement.

	THREE MONTHS ENDED JUNE 30, 2014						THREE MONTHS ENDED JUNE 30, 2013
					(4)
			(2)		Additional				(2)
			Acquisition-		Tax Expense				Acquisition-
		(1)	related		(Benefit)			(1)	related		(5)
		Share-based	Integration	(3)	from	Adjusted		Share-based	Integration	(3)	Patent	Adjusted
	GAAP	Compensation	Costs	Amortization	Prior Years	Non-GAAP	GAAP	Compensation	Costs	Amortization	Settlement	Non-GAAP

Revenues	$144,744	—	985	—	—	$145,729	$141,361	—	(1,348)	—	(12,572)	$127,441

Cost of revenues	25,559	(27)	—	(855)	—	24,677	22,679	(205)	—	—	—	22,474

Operating expenses:
Sales and marketing	35,329	(426)	(41)	—	—	34,862	35,213	(432)	(2,061)	—	—	32,720
Research, development and engineering	7,601	(222)	—	—	—	7,379	6,388	(102)	—	—	—	6,286
General and administrative	31,418	(1,288)	(589)	(11,435)	—	18,106	24,474	(1,596)	(1,270)	(7,223)	—	14,385

Interest expense (income), net	5,682	—	(439)	—	—	5,243	4,859	—	—	—	—	4,859
Other expense (income), net	(186)	—	—	—	—	(186)	(42)	—	—	—	—	(42)

Income tax provision (6)	4,292	696	649	3,982	5,487	15,106	11,823	779	843	2,470	(4,614)	11,301

Net income attributable to j2 Global, Inc. common stockholders	$35,049	1,267	1,405	8,308	(5,487)	$40,542	$36,040	1,556	1,140	4,753	(7,958)	$35,531

Net income per share attributable to j2 Global, Inc. common stockholders*:
Basic	$0.73	0.03	0.03	0.18	(0.12)	$0.85	$0.78	0.03	0.03	0.10	(0.18)	$0.77
Diluted	$0.73	0.03	0.03	0.18	(0.12)	$0.84	$0.77	0.03	0.02	0.10	(0.17)	$0.76

* The reconciliation of net income per share from GAAP to adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Adjusted non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs and the impact of fair value adjustments to deferred revenue purchased in the Livedrive acquisition; (3) elimination of amortization of patents and intangible assets that we acquired; (4) elimination of additional income tax and indirect tax expense and benefit from prior years;  (5) elimination of revenue associated with past damages under a single $27 million license agreement; and (6) elimination of income tax provision associated with share-based compensation and the associated payroll tax expense, certain acquisition-related integration costs and fair value adjustments to deferred revenue, amortization of patents and intangible assets that we acquired, additional indirect tax expense and benefit from prior years and elimination of revenue associated with past damages under a single $27 million license agreement.

	SIX MONTHS ENDED JUNE 30, 2014						SIX MONTHS ENDED JUNE 30, 2013
					(4)
			(2)		Additional				(2)
			Acquisition-		Income Tax				Acquisition-
		(1)	related		Benefit			(1)	related		(5)
		Share-based	Integration	(3)	from	Adjusted		Share-based	Integration	(3)	Patent	Adjusted
	GAAP	Compensation	Costs	Amortization	Prior Years	Non-GAAP	GAAP	Compensation	Costs	Amortization	Settlement	Non-GAAP

Revenues	$278,868	—	1,526	—	—	$280,394	$254,978	—	(1,392)	—	(12,572)	$241,014

Cost of revenues	48,947	(181)	—	(1,279)	—	47,487	42,914	(419)	(88)	—	—	42,407

Operating expenses:
Sales and marketing	68,288	(917)	(60)	—	—	67,311	64,851	(850)	(3,053)	—	—	60,948
Research, development and engineering	14,814	(362)	—	—	—	14,452	13,134	(208)	(579)	—	—	12,347
General and administrative	60,397	(2,887)	472	(21,395)	(713)	35,874	48,485	(3,206)	(3,749)	(13,945)	—	27,585

Interest expense (income), net	10,630	—	(439)	—	—	10,191	9,736	—	—	—	—	9,736
Other expense (income), net	(505)	—	—	—	—	(505)	(203)	—	—	—	—	(203)

Income tax provision (6)	12,483	1,520	365	7,413	6,849	28,630	17,323	1,553	2,606	4,781	(4,614)	21,649

Net income attributable to j2 Global, Inc.
common stockholders	$63,814	2,827	1,188	15,261	(6,136)	$76,954	$58,962	3,130	3,471	9,164	(7,958)	$66,769

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$1.34	0.06	0.03	0.33	(0.12)	$1.62	$1.28	0.07	0.08	0.20	(0.18)	$1.45
Diluted	$1.33	0.06	0.03	0.33	(0.12)	$1.60	$1.26	0.07	0.08	0.20	(0.17)	$1.43

* The reconciliation of net income per share from GAAP to adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NET INCOME TO EBITDA RECONCILIATION
THREE MONTHS ENDED JUNE 30, 2014 AND 2013
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2014	2013	2014	2013

Net income	$35,049	$35,967	$63,814	$58,738
Plus:
Other expense (income), net	(186)	(42)	(505)	(203)
Interest expense (income), net	5,682	4,859	10,630	9,736
Income tax expense	4,292	11,823	12,483	17,323
Depreciation and amortization	15,317	9,454	28,455	18,248
Reconciliation of GAAP to adjusted non-GAAP financial measures:
Patent Settlement	—	(12,572)	—	(12,572)
Share-based compensation and the associated payroll tax expense	1,963	2,335	4,347	4,683
Acquisition-related integration costs	1,615	1,983	1,114	6,077
Additional indirect tax expense from prior years	—	—	713	—
EBITDA	$63,732	$53,807	$121,051	$102,030

EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs and (3) additional indirect tax expense from prior years.  We disclose EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2014
Net cash provided by operating activities	$37,294	$54,512			$91,806
Less: Purchases of property and equipment	(2,936)	(1,087)			(4,023)
Add: Excess tax benefit from share-based compensation	4,082	721			4,803
Free cash flows	$38,440	$54,146	$—	$—	$92,586

2013
Net cash provided by operating activities	$40,048	$68,973	$25,859	$58,444	$193,324
Less: Purchases of property and equipment	(1,933)	(4,056)	(5,126)	(7,511)	(18,626)
Add: Excess tax benefit (deficit) from share-based compensation	280	1,301	1,590	(476)	2,695
Less: Patent Settlement	—	(27,000)	—	—	(27,000)
Free cash flows	$38,395	$39,218	$22,323	$50,457	$150,393

The Company discloses Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.